SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement    [  ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------


                     AMERICAN SAFETY INSURANCE GROUP, LTD.

--------------------------------------------------------------------------------

                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)      Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5)      Total fee paid:

[  ]    Fee paid previously with preliminary materials:

[  ]    Check box if any part of the fee is offset as  provided  by  Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

        (2)      Form, Schedule or Registration Statement No.:

        (3)      Filing Party:

        (4)      Date Filed:

                      AMERICAN SAFETY INSURANCE GROUP, LTD.
                                44 Church Street
                             Hamilton HM HX, Bermuda

                             -----------------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                            To Be Held June 23, 2000

                             -----------------------

     Notice is hereby given that the Annual General Meeting of Shareholders (the "Annual Meeting") of American Safety Insurance Group, Ltd. (the "Company") will be held at the Elbow Beach Hotel, Paget, Bermuda on Friday, June 23, 2000, at 10:00 a.m., for the following purposes:

     1. Election of Directors. To elect three members to the Company's Board of Directors to serve three year terms expiring at the 2003 Annual General Meeting of Shareholders (Proposal 1).

     2. Amendment to 1998 Incentive Stock Option Plan. To increase the number of common shares authorized for issuance under the 1998 Incentive Stock Option Plan (the "Incentive Plan") from 750,000 to 1,500,000 common shares (Proposal 2).

     3. Ratification of Auditors. To ratify the Board of Directors' selection of KPMG LLP as independent public accountants for the year ending December 31, 2000 (Proposal 3).

     4. Other Business. To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has set May 3, 2000 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS LISTED ABOVE AND MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

     YOUR PROXY IS IMPORTANT. WHETHER OR NOT A SHAREHOLDER PLANS TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING THE PROPOSAL, SIGNING AND MAILING THE PROXY TO THE COMPANY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

                                              By Order of the Board of Directors


                                              Fred J. Pinckney
                                              Secretary

May 26, 2000

                      AMERICAN SAFETY INSURANCE GROUP, LTD.
                             -----------------------

                                 PROXY STATEMENT

                     Annual General Meeting of Shareholders
                            To Be Held June 23, 2000


                          PROXY SOLICITATION AND VOTING

General

     This Proxy Statement is being furnished in connection with the Board of Directors' solicitation of proxies from the shareholders of American Safety Insurance Group, Ltd. (the "Company") for use at the Annual General Meeting of Shareholders (the "Annual Meeting").

     The Company is a specialty insurance and financial services holding company which, through its subsidiaries, develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market for environmental risks, employee leasing and staffing industry risks, and other specialty risks, as well as providing a broad range of financial services and products to middle market businesses. Unless otherwise indicated by the context, the term "Company" shall refer to American Safety Insurance Group, Ltd. and its subsidiaries.

     The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy, even if he attends the Annual Meeting. Any proxy may be revoked by the person giving it at any time before its exercise, by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before their exercise, will be voted in the manner specified therein. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted "for" the Proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

     This Proxy Statement and the enclosed proxy are being mailed to the Company's shareholders on or about May 26, 2000.

Record Date and Outstanding Shares

     The Board of Directors has set May 3, 2000 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 5,450,925 common shares of the Company issued and outstanding.

Quorum and Voting Rights

     A quorum for the transaction of business at the Annual Meeting consists of the holders of at least one-third of the outstanding common shares of the Company entitled to vote at the Annual Meeting present in person or represented by proxy.

     Each holder of common shares of the Company is entitled to one vote per share on each matter to come before the Annual Meeting, other than a holder subject to the 9.5% voting limitation as set forth in the Company's Bye-Laws. Each Proposal requires the affirmative vote of a majority of the common shares of the Company present in person or represented by proxy at the Annual Meeting.

Solicitation of Proxies

     In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the Proposals, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the common shares of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.

                              ELECTION OF DIRECTORS

                                  (Proposal 1)

General

     The members of the Board of Directors of the Company are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class serving three year terms, and the shareholders of the Company elect one class annually. The Board of Directors presently consists of seven members.

     The Board of Directors has nominated three persons for election at the Meeting as directors of the Company to serve three year terms which will expire in 2003. The nominees are presently directors of the Company. The terms of the other directors of the Company who are not up for election will continue as indicated below. Each nominee has agreed to his nomination and to serve as a director, if elected. If for any reason any nominee should become unable or unwilling to accept nomination or election, persons voting the proxies will vote for the election of another nominee designated by the Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected.

     Set forth below is information about each nominee for election as a director to a term expiring in 2003, and each incumbent director whose term of office expires in 2001 or 2002.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1 TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

     NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR THREE YEAR TERMS EXPIRING IN 2003.

     Cody W. Birdwell, age 47, has served as a director of the Company since 1986. Mr. Birdwell has been president of Houston Sunbelt Communities, L.C. in Houston, Texas since 1993, which is engaged in subdivision and mobile home community development and sales. Mr. Birdwell has 16 years experience in general and environmental contracting.

     Thomas W. Mueller, age 45, has served as a director of the Company since 1986. Mr. Mueller has been vice president of Cardinal Industrial Insulation Co., Inc. in Louisville, Kentucky since 1975, which is engaged in industrial insulation and asbestos and sound abatement. Mr. Mueller has 25 years experience in the construction business.

     Timothy E. Walsh, age 49, has served as a director of the Company since 1986. Mr. Walsh has been president of Environmental Construction, Inc. in Tallmadge, Ohio since 1985, which is engaged in the general contracting, demolition, excavation, asbestos abatement and environmental remediation. Mr. Walsh has 26 years experience in the construction business and is a registered civil engineer.

MEMBERS OF THE BOARD OF DIRECTORS WHOSE TERMS EXPIRE IN 2001.

     William O. Mauldin, Jr., age 59, has served as a director of the Company since 1986. Mr. Mauldin has been president of Midwest Materials Co. in Springfield, Missouri since 1975, which is engaged in insulation and cold storage contracting. Mr. Mauldin has 33 years experience in the construction business.

     Frederick C. Treadway, age 47, has served as the Chairman of the Board of Directors of the Company since 1986. Mr. Treadway has been president of Specialty Systems, Inc. in Indianapolis, Indiana since 1977, which is engaged in general construction and asbestos abatement. Mr. Treadway has 26 years experience in the construction business. Since 1996, Mr. Treadway, as owner and president of Treadway Racing LLC, has been a team owner in the Indy Racing League.

MEMBERS OF THE BOARD OF DIRECTORS WHOSE TERMS EXPIRE IN 2002.

     Lloyd A. Fox, age 54, has been a director of the Company since 1996 and is President and Chief Executive Officer of the Company. Since 1990, Mr. Fox has headed the management of the Company's U.S. subsidiaries. He assisted as general legal counsel in the formation of the Company in 1986. Previously, Mr. Fox was an attorney for 16 years in Atlanta, Georgia, where his practice centered on the insurance, environmental and construction industries, as well as corporate and taxation matters. He received a juris doctor degree from the University of Michigan Law School in 1974 and a bachelor of science degree in pharmacy from Brooklyn College of Pharmacy in 1968.

     David V. Brueggen, age 53, has served as a director of the Company since 1986. Mr. Brueggen is senior vice president of finance of Anson Industries, Inc. in Melrose Park, Illinois, which is engaged in drywall, acoustical and foam insulation contracting. Mr. Brueggen has been employed by Anson Industries, Inc. since 1982. Previously he was an audit manager with Arthur Andersen & Co., an international public accounting firm, for 10 years. Mr. Brueggen is a certified public accountant.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Company had seven meetings during 1999. All directors attended at least 75% of all of the meetings of the Board of Directors and the committees thereof on which they served during 1999.

     The Board of Directors has established four standing committees: the audit committee, the compensation committee, the executive committee and the finance committee.

     The audit committee is composed entirely of non-employee directors and reviews the scope of the Company's audit, recommends to the Board of Directors the engagement of independent accountants, and reviews such accountants' reports. The current members of the audit committee are Messrs. Birdwell, Brueggen and Walsh. The audit committee held two meetings during 1999.

     The compensation committee is composed entirely of non-employee directors and recommends to the Board of Directors matters regarding executive compensation and stock options. The current members of the compensation committee are Messrs. Brueggen, Mueller and Treadway. The compensation committee held two meetings during 1999.

     The executive committee exercises the general power and authority of the Board of Directors between meetings of the Board of Directors. The executive committee also has responsibility for nominating directors. The current members of the executive committee are Messrs. Brueggen, Fox, Mueller and Treadway. The executive committee held one meeting and acted by unanimous written consent on four occasions during 1999.

     The finance committee is responsible for recommending portfolio allocations to the Board of Directors, approving the Company's guidelines which provide standards to ensure portfolio liquidity and safety, approving investment managers and custodians for portfolio assets, and considering other matters regarding the financial affairs of the Company. The current members of the finance committee are Messrs. Birdwell, Brueggen and Mauldin. The finance committee held two meetings during 1999.

Director Compensation

     Pursuant to the Company's Directors Stock Plan (the "Directors Plan"), non-employee directors are awarded an annual "retainer award" in the form of common shares of the Company having a fair market value of $5,000. The retainer award shares are granted to the directors who are serving as directors immediately after each Annual General Meeting and the fair market value of the common shares is determined as of that date. The retainer award shares vest as of the day immediately preceding the next Annual General Meeting following the date of grant.

     Directors are also paid $400 per day for attendance at each meeting of the Board of Directors or each meeting of a committee of the Board of Directors on which they serve. Directors are also reimbursed for their reasonable travel expenses in connection with their Board service.

Executive Compensation

     The following table sets forth the compensation earned by the Chief Executive Officer and the other current executive officers of the Company whose salary and bonus were in excess of $100,000 (the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during the years indicated:

                                               Summary Compensation Table

                                                                                 Long Term
                                                                               Compensation
                                              Annual Compensation                 Awards
                                                                                Securities

                                                                            Underlying Options          All Other
     Name and Principal Position           Year              Salary               Granted            Compensation(1)
     ---------------------------           ----              ------               -------            ------------

Lloyd A. Fox                               1999            $392,820                      0               $3,928
 Chief Executive Officer                   1998             392,485                250,000                3,928
 and President                             1997             367,485                 95,630                4,800

Stephen R. Crim                            1999             146,000                 35,000                4,380
 Executive Vice President                  1998             126,477                 25,000                3,830
                                           1997             105,057                      0                3,180

Joseph D. Scollo, Jr.
 Senior Vice President -   Operations      1999             181,000                 10,000                  453

Steven B. Mathis

 Chief Financial Officer                   1999             107,667                  7,500                3,230
--------

(1) Represents amounts accrued for contributions by the Company with respect to its profit sharing plan.

Stock Option Plan

     The Company adopted the 1998 Incentive Stock Option Plan (the "Incentive Plan") which is intended to further the interests of the Company and its shareholders by attracting, retaining and motivating officers, employees, consultants and advisors to participate in the long-term development of the Company through ownership of common shares. The Incentive Plan provides for the grant of stock options, which may be either non-qualified stock options or incentive stock options for tax purposes.

     The Incentive Plan is administered by the compensation committee of the Company's Board of Directors. The compensation committee is authorized to determine the terms and conditions of all option grants, subject to the limitations set forth in the Incentive Plan. In accordance with the terms of the Incentive Plan, the option price per share shall not be less than the fair market value of the common shares on the date of grant and the term of any options granted may be no longer than ten years, and there may or may not be a vesting period before any recipient may exercise any such options. The rights of recipients receiving these stock options, generally, vest equally over three years, beginning with the first anniversary date of grant, and expire ten years from the date of grant.

Stock Option Grants, Exercises and Year-End Values

     The following table sets forth information regarding individual grants of stock options made during 1999 to the Named Executive Officers identified in the Summary Compensation Table above.

                                               Option Grants in 1999

                                                 Percent of

                                  Number of        Total                                       Potential Realizable Value
                                  Securities      Options                                      at Assumed Annual Rates of
                                  Underlying     Granted to       Exercise                    Stock Price Appreciation for
                                   Options       Employees       Price Per      Expiration           Option Term(2)
                                                                                                     --------------
Name                              Granted(1)      in 1999          Share           Date             5%             10%
----                              -------         -------          -----           ----             --             ---
Stephen R. Crim                   35,000            32%            $9.50           2/12/09         $209,107       $529,919
Joseph D. Scollo, Jr.             10,000             9              9.50           2/12/09          59,745         151,406
Steven B. Mathis                   7,500             7              9.50           2/12/09          44,809         113,554
--------

(1)  All options vest  equally over three years from the date of grant.
(2) The dollar amounts calculated represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the option. These calculations are based on rules promulgated by the Securities and Exchange Commission.

     The following table sets forth information regarding options exercised in 1999 and the number and value of exercised and unexercised stock options held as of December 31, 1999 by the Named Executive Officers identified in the Summary Compensation Table above.

                          Aggregated Option Exercises in 1999 and Year-End Option Values

                                                                Number of Securities             Value of Unexercised
                             Number of                         Underlying Unexercised                In-the-Money
                              Shares                             Options at Year-End            Options at Year-End(2)
                                                                 -------------------            ----------------------
                            Acquired on        Value
                             Exercise       Realized(1)        Exercisable    Unexercisable     Exercisable    Unexercisable
                             --------       --------           -----------    -------------     -----------    -------------
Name
----
Lloyd A. Fox                    0            $  0              134,424        166,666           $27,588    $      0
Stephen R. Crim                 0               0                8,334         61,666                 0           0
Joseph D. Scollo, Jr.           0               0                3,340         16,660                 0           0
Steven B. Mathis                0               0                2,500         12,500                 0           0

-------

(1) The dollar value was calculated determining the difference between the fair market value of the underlying securities on the date of exercise and the exercise price of the options.

(2) The dollar value was calculated determining the difference between the fair market value of the underlying securities at December 31, 1999 ($6.50 per share) and the exercise price of the options.

(3) These options were granted to Intersure Reinsurance Company, over which Mr. Fox exercises sole investment and voting power.

Compensation Committee Interlocks and Insider Participation

     No member of the compensation committee of the Company's Board of Directors serves as an officer or employee of the Company or its subsidiaries, or as a member of the compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or compensation committee.

Compensation Committee Report on Executive Compensation

     The compensation committee is composed of three non-employee directors and recommends to the Board of Directors matters regarding executive compensation. The compensation for each of the Company's executive officers consists of a base salary, an annual discretionary bonus, stock options, health insurance and other benefits. The compensation committee generally reviews salary recommendations with the Company's Chief Executive Officer with regard to other executive officers and employees. The compensation committee reviews salary recommendations based upon an evaluation of the individual's performance of the position held, the Company's operating results, and the individual's contribution to the Company's operating results. The base salary is intended to be competitive with base salaries paid by other insurance companies to executives with similar qualifications, experience and responsibilities. In addition to the base salary, each executive is eligible for an annual discretionary bonus based on the Company's performance and an award of stock options. The general purpose of granting stock options to the Company's executives is to align the interests of the executive with the interests of the Company's shareholders. Stock options are granted under the Company's Incentive Plan at the prevailing market price on the date of grant and will only have value if the Company's stock price increases. Grants of stock options generally are based on the position held by the executive and the valuation of the executive's past and expected future contribution to the Company's operating results.

     Lloyd A. Fox, Chief Executive Officer and President of the Company, entered into a five year Employment Agreement with the Company in March 1997, which provides for an annual base salary of $375,000 and other customary executive benefits including stock options. Mr. Fox's compensation is determined pursuant to the principles noted above, and specific consideration is given to Mr. Fox's responsibilities and experience in the insurance industry and his contribution to the Company's operating results.

     The members of the compensation committee are Thomas W. Mueller (chairman), David V. Brueggen and Frederick C. Treadway.





              [The remainder of this page intentionally left blank]

Performance Graph

     The following performance graph compares the total shareholder return on the Company's common shares with the Standard & Poor's 500 Index and a peer group index compiled by SNL Securities for less than $250 million insurance asset-size companies, assuming an investment of $100 on February 13, 1998, the date on which the Company's common shares first began trading on the NASDAQ National Market following the Company's initial public offering. The Company's common shares were later listed on the New York Stock Exchange on February 5, 1999. The comparison in the performance graph is based on historical data and is not intended to forecast future performance of the Company's common shares. The source of the performance graph is SNL Securities, Charlottesville, Virginia.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the common shares of the Company owned as of May 3, 2000 (i) by each person who beneficially owns more than 5% of the common shares, (ii) by each of the Company's directors, (iii) by each of the Company's Named Executive Officers identified in the Summary Compensation Table above, and (iv) by all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

                                                      Number of       Percentage
Name of Beneficial Owner                              Shares(1)       Ownership
------------------------                              ---------       ---------
Frederick C. Treadway(2)............................    803,561         14.7%
Lloyd A. Fox(3).....................................    479,315          8.4
David V. Brueggen(4)................................    287,575          5.2
William O. Mauldin, Jr.(5)..........................    241,735          4.4
Cody W. Birdwell(6).................................    196,955          3.6
Thomas W. Mueller(7)................................    182,745          3.3
Timothy E. Walsh(8).................................    138,005          2.5
Stephen R. Crim(9)..................................     61,204          1.1
Joseph D. Scollo, Jr.(10)...........................     12,009           *
Steven B. Mathis(11)................................      8,500           *
Wellington Management Company, LLP(12)..............    444,000          8.1
                                                        -------          ---
All directors and executive officers as a
group (10 persons)..................................  2,394,100         41.8%
                                                      =========         =====

---------------
*Less than 1%

(1) Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding stock options that are exercisable within 60 days of May 3, 2000.

(2) Includes 690,727 shares held of record by Treadway Associates, L.P. Mr. Treadway is Chairman of the Board of Directors of the Company, and his business address is 9406 Promontory Circle, Indianapolis, Indiana 46236.

(3) Includes 114,833 shares held of record by Intersure Reinsurance Company, 134,424 shares subject to immediately exercisable stock options, and 41,920 shares owned by his spouse as to which Mr. Fox disclaims beneficial ownership. Mr. Fox is a director and the Chief Executive Officer and President of the Company, and his business address is 1845 The Exchange, Suite 200, Atlanta, Georgia 30339.

(4) Includes 284,572 shares held of record by Vertecs Corporation and 3,003 shares owned by his spouse and children, as to which Mr. Brueggen disclaims beneficial ownership. Mr. Brueggen is a director of the Company. (5) Includes 241,280 shares held of record by A.R.I. Incorporated. Mr. Mauldin is a director of the Company. (6) Includes 98,250 shares of record held by The Cody Birdwell Family Limited Partnership. Mr. Birdwell is a director of the Company. (7) Represents shares held of record by The Mark C. Mueller Trust for which Mr. Thomas W. Mueller is the sole trustee. Excludes 182,745 shares held of record by The Thomas W. Mueller Trust for which Mark C. Mueller is the sole trustee and 151,960 shares held of record by Market Street Realty Trust, for which Thomas W. Mueller is one of three trustees and as to which Thomas W. Mueller disclaims beneficial ownership. Thomas W. Mueller is a director of the Company.

(8) Excludes 261,345 shares held of record by Walsh R.E., Ltd., as to which Mr. Walsh disclaims beneficial ownership. Mr. Walsh is a director of the Company. (9) Includes 31,440 shares held of record by Omega Reinsurance Company, 1,430 shares held of record as custodian for his children, and 28,334 shares subject to immediately exercisable stock options. Mr. Crim is Executive Vice President of the Company. (10) Includes 10,004 shares subject to immediately exercisable stock options. Mr. Scollo is Senior Vice President - Operations of the Company. (11) Includes 7,500 shares subject to immediately exercisable stock options. Mr. Mathis is Chief Financial Officer of the Company. (12) Information obtained from Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission as of December 31, 1999.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during 1999 all directors, officers or 10% shareholders complied with all Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The seven members of the Company's Board of Directors are also directors of American Safety Risk Retention Group, Inc., a non-subsidiary affiliate. The directors of American Safety Risk Retention Group, Inc. are elected annually by its insureds. The Company derived approximately 6% ($1.4 million) of its revenues in 1999 from American Safety Risk Retention Group, Inc.

     In 1995, the Company entered into a retrocessional excess of loss reinsurance treaty (for policy limits in excess of reinsurance obtained from other unaffiliated reinsurers) with Intersure Reinsurance Company ("Intersure Re"), which is owned by Lloyd A. Fox, the Chief Executive Officer, President and a director of the Company. The treaty covers certain asbestos liability and environmental remediation liability insurance policies in force, written or renewed by American Safety Risk Retention Group, Inc., a non-subsidiary affiliate, or American Safety Casualty Insurance Company, a subsidiary, for which the Company acts as a reinsurer. For 1999, the Company paid reinsurance premiums of $100,000 to Intersure Re. In 1999, the Company made a loan to Intersure Re in the principal amount of $1,530,000 to purchase from the Company for $1,700,000 a residential property in Atlanta, Georgia, whereby the Company made a profit of $54,000. The loan had a maturity date of June 28, 2000, and was repaid in February, 2000. The loan was secured by the residential property.

     In 1996, the Company entered into a retrocessional excess of loss reinsurance treaty (for policy limits in excess of reinsurance obtained from other unaffiliated reinsurers) with Omega Reinsurance Company ("Omega Re"), which is owned by Stephen R. Crim, the Executive Vice President of the Company. The treaty covers certain asbestos liability and environmental remediation liability insurance policies in force, written or renewed by American Safety Risk Retention Group, Inc. a non-subsidiary affiliate, or American Safety Casualty Insurance Company, a subsidiary, for which the Company acts as a reinsurer. For 1999, the Company paid reinsurance premiums of $106,000 to Omega Re.

     In 1999, the Company had a loan outstanding to Frederick C. Treadway, Chairman of the Company, and Treadway Corporation in the principal amount of $280,000 with a maturity date of October 17, 1999, which was repaid in May, 1999. The loan was secured by Mr. Treadway's personal guaranty and a pledge of common shares of the Company owned by Mr. Treadway.

     American Safety Insurance Services, Inc. (formerly known as Synergy Insurance Services, Inc.), the Company's principal U.S. program development, underwriting and administrative services subsidiary, leases approximately 18,700 square feet (which increased from 15,000 square feet during 1999) of office space in Atlanta, Georgia from a landlord, which is owned by Messrs. Birdwell, Fox, Mueller, Treadway and Walsh, all of whom are directors of the Company. The lease commenced on March 1, 1996 and expires on February 28, 2001. The lease provides for a base annual rent plus an annual increase based on the consumer price index, with such increase not less than 4% per annum. American Safety Insurance Services, Inc. paid rent to the landlord of $272,279 in 1999.

     Management believes the terms of the aforementioned transactions are no less favorable to the Company than can be obtained from unaffiliated third parties. Any future transactions between the Company and any director, officer or principal shareholder of the Company, or any affiliate of such person, will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

                  AMENDMENT TO 1998 INCENTIVE STOCK OPTION PLAN

                                  (Proposal 2)

     The Board of Directors requests that the shareholders of the Company approve the recommendation of the compensation committee of the Board to increase the number of common shares authorized for issuance under the 1998 Incentive Stock Option Plan (the "Incentive Plan") from 750,000 to 1,500,000 common shares. A total of 750,000 common shares were initially reserved for issuance under the Incentive Plan and there are 416,750 stock options issued and outstanding thereunder as of the record date. The Incentive Plan is intended to further the interests of the Company and shareholders by attracting, retaining and motivating officers, employees, consultants and advisors to participate in the long-term development of the Company through ownership of common shares. The Board of Directors believes the increase in the number of shares authorized for issuance under the Incentive Plan will further the purposes of the Incentive Plan.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.
                                            ----------

                            RATIFICATION OF AUDITORS

                                  (Proposal 3)

     The Board of Directors requests that the shareholders of the Company ratify the Board's selection of KPMG LLP, as the Company's independent public accountants for the year ending December 31, 2000. A representative of KPMG LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions. KPMG LLP has served as the Company's independent auditors since 1993.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.
                                            ----------

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the Company's Proxy Statement for the 2001 Annual General Meeting of Shareholders must be received at the offices of the Company, 44 Church Street, P.O. Box HM 2064, Hamilton HM HX, Bermuda, not later than January 28, 2001.

                                  OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the Proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

                                  ANNUAL REPORT

     A copy of the Company's 1999 Annual Report is being mailed to each shareholder together with this Proxy Statement.